As filed with the Securities and Exchange Commission on March 27, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

Amendment No. 2
to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

NCI BUILDING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	10943 North Sam Houston Parkway West Houston, Texas 77064 (281) 897-7788 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	76-0127701 (I.R.S. Employer Identification Number)
Todd R. Moore
Executive Vice President, General Counsel and Secretary
10943 North Sam Houston Parkway West
Houston, Texas 77064
(281) 897-7788
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Steven J. Slutzky Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2013

Prospectus

NCI BUILDING SYSTEMS, INC.

________________________

54,136,818 Shares of Common Stock Offered by the Selling Stockholders

________________________

This prospectus relates to up to 54,136,818 shares of our common stock, par value $.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The shares of common stock registered hereby are issuable to the selling stockholders from time to time upon conversion of the Series B Cumulative Convertible Participating Preferred Stock (the “Convertible Preferred Stock,” and shares thereof, the “Preferred Shares”) held by them, after giving effect to accrued but unpaid cash and Convertible Preferred Stock dividends in the amount of $5.8 million, at the initial conversion price of $6.374 per share as specified in the Certificate of Designations governing the Convertible Preferred Stock, as amended through the date hereof. The selling stockholders may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their shares of common stock in the section titled “Plan of Distribution” on page 9 of this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock issuable upon conversion of the Preferred Shares. We will not receive any proceeds from any sale of shares of common stock by any selling stockholder. We will bear all expenses of any offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “NCS.”

________________________

You should consider carefully the risk factors on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is March 27, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission the “SEC” using a “shelf” registration process. Pursuant to this prospectus, the selling stockholders named on page 8 may, from time to time, sell up to a total of 54,136,818 shares of common stock described in this prospectus in one or more offerings. The shares of common stock registered hereby are issuable to the selling stockholders from time to time upon conversion of the Convertible Preferred Stock held by them. This prospectus only provides you with a general description of the securities the selling stockholders may offer. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” on page 12 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

OUR COMPANY

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers and marketers of metal products for the nonresidential construction industry. Of the $148 billion nonresidential construction industry, we primarily serve the low-rise nonresidential construction market (five stories or less) which, according to FW Dodge/McGraw-Hill represented approximately 88% of the total nonresidential construction industry during our fiscal year 2012. Our broad range of products are used in repair, retrofit and new construction activities, primarily in North America.

We provide metal coil coating services for commercial and construction applications, servicing both internal and external customers. We design, engineer, manufacture and market what we believe is one of the most comprehensive lines of metal components and engineered building systems in the industry, with a reputation for high quality and superior engineering and design. We go to market with well-recognized brands, which allow us to compete effectively within a broad range of end-user markets including industrial, commercial, institutional and agricultural. Our service versatility allows us to support the varying needs of our diverse customer base, which includes general contractors and sub-contractors, developers, manufacturers, distributors and a current network of over 3,400 authorized builders across North America.

We are comprised of a family of companies operating 38 manufacturing facilities spanning the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada. Our broad geographic footprint along with our hub-and-spoke distribution system allows us to efficiently supply a broad range of customers with high quality customer service and reliable deliveries.

The Company was founded in 1984 and reincorporated in Delaware in 1991. In 1998, we acquired Metal Building Components, Inc. (“MBCI”) and doubled our revenue base. As a result of the acquisition of MBCI, we became the largest domestic manufacturer of nonresidential metal components. In 2006, we acquired Robertson-Ceco II Corporation (“RCC”) which operates the Ceco Building Systems, Star Building Systems and Robertson Building Systems divisions and is a leader in the metal buildings industry. The RCC acquisition created an organization with greater product and geographic diversification, a stronger customer base and a more extensive distribution network than either company had individually, prior to the acquisition. In 2012, we completed the acquisition of Metl-Span LLC, a Texas limited liability company (“Metl-Span”). Metl-Span operates five manufacturing facilities in the United States serving the nonresidential building products market with cost-effective and energy efficient insulated metal wall and roof panels. This transaction strengthened our position as a leading fully integrated supplier to the nonresidential building products industry in North America, providing our customers a comprehensive suite of building products.

1

In this prospectus, we refer to NCI, its wholly owned and majority owned subsidiaries as “we,” “us” or “our,” unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, and our telephone number at that location is (281) 897-7788.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and some of the documents we have incorporated herein and therein by reference include statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, our forward-looking statements can be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking information, including any earnings guidance, if applicable. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties, and other factors that could cause the actual results to differ materially from those projected. These risks, uncertainties, and other factors include, but are not limited to:

•	industry cyclicality and seasonality and adverse weather conditions;

•	challenging economic conditions affecting the nonresidential construction industry;

•	volatility in the U.S. economy and abroad, generally, and in the credit markets;

•	ability to service or refinance our debt and obtain future financing;

•	our ability to comply with the financial tests and covenants in our existing and future debt obligations;

•	operational limitations or restrictions in connection with our debt;

•	recognition of asset impairment charges;

•	commodity price increases and/or limited availability of raw materials, including steel;

•	the ability to make strategic acquisitions accretive to earnings;

•	retention and replacement of key personnel;

2

•	enforcement and obsolescence of intellectual property rights;

•	fluctuations in customer demand;

•	costs related to environmental cleanups and liabilities;

•	competitive activity and pricing pressure;

•	the volatility of our stock price;

•	the substantial rights, seniority and dilutive effect on our common stockholders of the Convertible Preferred Stock issued to investment funds affiliated with Clayton, Dubilier & Rice, LLC;

•	breaches of our information security system security measures;

•	hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance;

•	changes in laws or regulations;

•	our ability to integrate Metl-Span LLC with our business and to realize the anticipated benefits of such acquisition; and

•	costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we have incorporated by reference, including those described under the caption “Risk Factors” in Item 1A of our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We expressly disclaim any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations unless the securities laws require us to do so.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus, their pledgees, donees, transferees or other successors in interest. The selling stockholders will receive all of the net proceeds from the sale of their shares or our common stock. See “Selling Stockholders.”

3

GENERAL DESCRIPTION OF THE COMMON STOCK THAT
THE SELLING STOCKHOLDERS MAY SELL

The following is a description of NCI Building Systems, Inc.’s restated certificate of incorporation (“Certificate of Incorporation”) and third amended and restated by-laws (“By-Laws”). The following descriptions of our capital stock and provisions of the Certificate of Incorporation and By-Laws are summaries of their material terms and provisions and are qualified by reference to the Certificate of Incorporation and By-Laws. The descriptions do not purport to be complete statements of the provisions of the Certificate of Incorporation By-Laws. You must read those documents for complete information on the terms of our capital stock.

Our authorized capital stock consists of

•	100,000,000 shares of common stock, $.01 par value per share, of which 20,699,203 shares are issued and outstanding as of March 1, 2013; and

•	1,000,000 shares of Convertible Preferred Stock, $1.00 par value per share, of which 339,293 shares are issued and outstanding as of March 1, 2013.

The shares of common stock registered hereby are issuable to the selling stockholders from time to time upon conversion of the Convertible Preferred Stock held by them.

The following summary of certain provisions of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and By-Laws.

Common Stock

Holders of common stock are entitled to one vote per share on any matter submitted to the vote of stockholders. Cumulative voting is prohibited in the election of our directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holder or holders of a majority of the stock of the corporation entitled to vote generally in the election of directors. The holders of common stock, as such, shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware.

The common stock is not redeemable, does not have any conversion rights and is not subject to call. If we are liquidated, dissolved or wound up, the holders of common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding shares of our preferred stock. Holders of shares of common stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by us. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors by resolution may establish one or more additional series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, redemption rights, liquidation rights, sinking fund provisions, conversion rights and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisition and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

339,293 shares of our Convertible Preferred Stock were outstanding as of March 1, 2013, which currently do not pay a dividend.

4

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our Certificate of Incorporation and By-Laws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•	prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder,

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares, or

•	on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination, and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Our Certificate of Incorporation and By-Laws

Anti-Takeover Provisions. The provisions of our Certificate of Incorporation and By-Laws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

5

Our Certificate of Incorporation provides that:

•	the Board of Directors be divided into three classes that are elected for staggered three-year terms;

•	stockholders may remove a director with or without cause, and only by the affirmative vote of the holder or holders of not less than 80% of our outstanding voting stock;

•	meetings of stockholders can be called only by the Chief Executive Officer, a majority of the entire Board of Directors or by the Secretary of the corporation at the written request of the holder or holders of 25% of our outstanding voting stock.

To be amended, these provisions require the affirmative vote of the holder or holders of not less than 80% of our outstanding voting stock.

Under our Certificate of Incorporation, our Board of Directors by resolution may establish one or more additional series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of us.

Our Certificate of Incorporation contains a provision that allows the Board of Directors to evaluate factors other than the price offered when considering a proposed acquisition of us. The Certificate of Incorporation permits the Board of Directors to consider the social, legal and economic effects on our employees, suppliers, customers and the communities in which we operate. The Board of Directors can also consider any other factors it deems relevant, including not only the consideration offered in the proposed transaction relative to market price, but also our value in a freely negotiated transaction and in relation to the estimate by the Board of Directors of our future value as an independent entity. To be amended, this provision requires the affirmative vote of the holder or holders of not less than two-thirds of our outstanding voting stock.

Our By-Laws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received at our principal executive offices not less than 90 or more than 110 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 90 days before the date of the annual meeting, notice by the stockholder must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier.

The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. For such stockholder’s notice to be timely, notice must also be received not less than 90 or more than 110 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 90 days before the date of the annual meeting, notice by the stockholder must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. Such notice must contain certain information specified in the By-Laws. Our By-Laws can be amended by our stockholders only upon the affirmative vote of the holder or holders of not less than two-thirds of our outstanding voting stock.

Liability of Directors; Indemnification. Our Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our By-Laws provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, our By-Laws authorize us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

6

Amendment. Our Certificate of Incorporation provides that the affirmative vote of the holder or holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of the certificate of incorporation relating to stockholder action without a meeting; the number, election and term of our directors; and the removal of directors. Our Certificate of Incorporation further provides that our By-Laws may be amended by the Board or by the affirmative vote of the holder or holders of at least two thirds of the outstanding shares of voting stock, voting together as a single class.

Dividend Policy

We do not currently intend to pay dividends on our common stock in the foreseeable future and currently intend to retain any earnings for use in our business. Our board of directors will determine whether we will pay future dividends on our common stock. Any payment of cash dividends in the future will depend upon our financial condition, our capital requirements and earnings, any applicable contractual restrictions on our ability to pay dividends and such other factors our board may deem relevant. Our existing senior credit agreement limits our ability to pay dividends.

Stockholders Agreement and Registration Rights Agreement

For information regarding the stockholders agreement and registration rights agreement between us and the selling stockholders named herein, see “Item 1. Business” and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended October 28, 2012, incorporated herein by reference.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Investor Services.

Listing

Our common stock, including the common stock issuable upon the conversion of outstanding preferred stock, is listed on the New York Stock Exchange under the symbol “NCS.”

7

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholders to resell to the public shares of our common stock issuable to them upon conversion of our Convertible Preferred Stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to a registration rights agreement, and under the terms of this agreement, we will pay all expenses of the registration of their shares of our common stock, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The selling stockholders identified below may resell the common stock issuable to them upon conversion of our Convertible Preferred Stock that are the subject of this prospectus in the manner contemplated under the “Plan of Distribution” or as otherwise permitted by applicable law. The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of January 15, 2013. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholders will convert all of the shares of our Convertible Preferred Stock held by them into shares of our common stock, and will sell all of their shares of our common stock covered by this prospectus. When we refer to the selling stockholders in this prospectus, we mean the entities listed in the table below, as well as their pledgees, donees, assignees, transferees, and successors in interest.

In the table below, the percentage of shares beneficially owned is based on 74,836,021 shares of our common stock outstanding as of the date of this prospectus, taking into account the selling stockholders’ Preferred Shares on an as-converted basis. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Shares Beneficially Owned				Shares Beneficially Owned After Sale of All Shares Offered Hereby
Name of Beneficial Owner	Number	Percentage	Number of Shares Registered Hereby	Number	Percentage

Clayton, Dubilier & Rice Fund VIII, L.P. (1)	54,001,629	72.2%	54,001,629	-	-

CD&R Friends & Family Fund VIII, L.P. (1)	135,189	.18%	135,189	-	-

(1)	Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include 33,593 shares of common stock issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. James G. Berges, Nathan K. Sleeper and Jonathan L. Zrebiec. The Investors have the right to vote with the holders of common stock on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable). At an initial conversion price of $6.374, and after giving effect to accrued but unpaid cash and Convertible Preferred Stock dividends in the amount of $5.8 million, the 339,293 shares of Convertible Preferred Stock held by the Investors are convertible into 54,136,818 shares of common stock, broken down as follows: (i) 54,001,629 shares of common stock into which 338,440 shares of Convertible Preferred Stock held by Clayton, Dubilier & Rice Fund VIII, L.P. are convertible; and (ii) 135,189 shares of common stock into which 853 shares of Convertible Preferred Stock held by CD&R Friends & Family Fund VIII, L.P. are convertible. The Investors hold approximately 72.4% of the voting power of NCI.

8

The general partner of each of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.

CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors, Donald J. Gogel and Kevin J. Conway, who, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of common stock and Convertible Preferred Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of the Investors are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals (the “Investment Committee”). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the Investors.

Each of CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by the Investors and by CD&R, LLC and of the stock options held by CD&R, LLC. The Investors expressly disclaim beneficial ownership of the shares held by CD&R, LLC and of the stock options held by CD&R, LLC. CD&R, LLC expressly disclaims beneficial ownership of the shares held by the Investors.

The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of our common stock covered by this prospectus, in accordance with the terms of the stockholders agreement and registration rights agreement, using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

9

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents, and the amount of securities underwritten or purchased by each of them;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional common stock from the selling stockholders;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and the proceeds to the selling stockholders; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. The selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the nature of such relationship in the prospectus supplement, naming the underwriter. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

10

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of any shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

11

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in a sale of the common stock offered hereby, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934 (Commission File No. 001-14315). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Materials also may be obtained from the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. Our filings are also available to the public at our website (http://www.ncigroup.com). The information on our website and any other website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also request a copy of our filings by contacting our Investor Relations Department at: (281) 897-7788 or by writing to us at 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 001-14315) and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial Registration Statement and prior to the effectiveness of this Registration Statement; and (ii) until this offering is completed or otherwise terminated (other than information that is furnished and not deemed filed under the Exchange Act):

12

•	our Annual Report on Form 10-K for the fiscal year ended October 28, 2012;

•	our Definitive Proxy Statement on Schedule 14A, filed January 28, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended January 27, 2013;

•	our Current Report on Form 8-K filed February 27, 2013; and

•	the description of our common stock contained in our Form 8-A/A, filed on June 25, 1999, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to our Investor Relations Department at (281) 897-7788 or by writing to us at 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon by Debevoise & Plimpton LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of NCI Building Systems, Inc. appearing in NCI Building Systems, Inc.’s Annual Report on Form 10-K for the year ended October 28, 2012, and the effectiveness of NCI Building Systems, Inc.’s internal control over financial reporting as of October 28, 2012 (excluding the internal control over financial reporting of the acquired business of Metl-Span), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of NCI Building Systems, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the acquired business of Metl-Span from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

13

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The expenses shown, with the exception of the SEC registration fee, are estimates of expenses payable by us in connection with the filing of the registration statement and offering of common stock hereunder:

Securities and Exchange Commission registration fee		$114,086.85
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Printing and engraving expenses		*
Listing fees		*
FINRA filing fee		*
Miscellaneous		*
Total	$	*

*	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and By-Laws

Our Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our Third Amended and Restated By-Laws (the “By-Laws”) provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, our By-Laws authorize us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

II-1

We have entered into written indemnification agreements with our directors and certain of our officers. Under these agreements, if an officer or director makes a claim of indemnification to us, the Company shall indemnify such person to the fullest extent permitted by law as soon as practicable but no later than 30 days after the written demand is presented to the Company. This obligation is subject to the condition that a reviewing party consisting of a member or members of our Board of Directors or independent legal counsel shall not have determined that the officer or director, as the case may be, would not be permitted to be indemnified under applicable law.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

ITEM 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Stockholders Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.2	Registration Rights Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (filed as Exhibit 2.2 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.3	Indemnification Agreement, dated as of October 20, 2009, by and between the Company, NCI Group, Inc., Robertson-Ceco II Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice, Inc. (filed as Exhibit 2.3 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.5	Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated August 19, 2009 and incorporated by reference herein)
2.6	Amendment, dated as of August 28, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated August 28, 2009 and incorporated by reference herein)
2.7	Amendment No. 2, dated as of August 31, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed September 1, 2009 and incorporated by reference herein)
2.8	Amendment No. 3, dated as of October 8, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed October 8, 2009 and incorporated by reference herein)
2.9	Amendment No. 4, dated as of October 16, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed October 19, 2009 and incorporated by reference herein)
2.10	Lock-Up and Voting Agreement, dated as of August 31, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.2 to Form 8-K filed with the SEC on September 1, 2009)

II-2

Exhibit No.	Description
2.11	Amendment No. 1 to Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.3 to Form 8-K filed with the SEC on October 8, 2009)
2.12	Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.2 to Form 8-K filed with the SEC on October 8, 2009)
2.13	Equity Purchase Agreement, dated as of May 2, 2012, by and among VSMA, Inc., Metl-Span LLC, NCI Group, Inc. and BlueScope Steel North America Corporation (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated May 8, 2012 and incorporated by reference herein)
3.1	Restated Certificate of Incorporation, as amended through September 30, 1998 (filed as Exhibit 3.1 to NCI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2002 and incorporated by reference herein).
3.2	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 12, 2007 (filed as Exhibit 3.2 to NCI’s Quarter Report on Form 10-Q for the quarter ended April 29, 2007 and incorporated by reference herein).
3.3	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 4, 2010 (filed as Exhibit 4.3 to NCI’s registration statement on Form S-8 filed with the SEC on April 23, 2010 and incorporated by reference herein)
3.4	Third Amended and Restated By-Laws of NCI Building Systems, Inc., effective as of February 19, 2010 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated February 24, 2010 and incorporated by reference herein).
3.5	Amendment Agreement, dated as of May 8, 2012 (filed as Exhibit 4.1 to NCI’s Current Report on Form 8-K dated May 14, 2012 and incorporated by reference herein)
3.6	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock of the Company (filed as Annex B to Schedule 14C dated June 15, 2012 and incorporated by reference herein)
3.7	Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Company (filed as Exhibit 3.2 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
3.8	Certificate of Increase of Number of Shares of Series B Cumulative Convertible Participating Preferred Stock of the Company (filed as Exhibit 3.3 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
4.1	Form of certificate representing shares of NCI’s common stock (filed as Exhibit 1 to NCI’s registration statement on Form 8-A filed with the SEC on July 20, 1998 and incorporated by reference herein).
5.1***	Opinion of Debevoise & Plimpton LLP as to the legality of the securities being registered.
23.1**	Consent of Ernst & Young, LLP.
23.2***	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
24.1***	Powers of Attorney (included on signature page).

____________

*	NCI Building Systems, Inc. will file by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.

*** Previously filed.

II-3

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of NCI Building Systems, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 27, 2013.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General Counsel
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 27, 2013.

Signature	Title

NCI BUILDING SYSTEMS, INC.

*	Chairman of the Board, President, Chief Executive
Norman C. Chambers	Officer and Director
(Principal Executive Officer)

*	Executive Vice President, Chief Financial Officer and
Mark E. Johnson	Treasurer (Principal Financial Officer)

*	Vice President — Finance and Chief Accounting
Richard Allen	Officer (Principal Accounting Officer)

*	Director
Kathleen J. Affeldt

*	Director
James G. Berges

*	Director
Gary L. Forbes

*	Director
John J. Holland

*	Director
Lawrence J. Kremer

*	Director
George Martinez

*	Director
Nathan K. Sleeper

*	Director
Jonathan L. Zrebiec

/s/ Todd R. Moore	Attorney-in-fact
Todd R. Moore

II-6

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Stockholders Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.2	Registration Rights Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (filed as Exhibit 2.2 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.3	Indemnification Agreement, dated as of October 20, 2009, by and between the Company, NCI Group, Inc., Robertson-Ceco II Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice, Inc. (filed as Exhibit 2.3 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
2.5	Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated August 19, 2009 and incorporated by reference herein)
2.6	Amendment, dated as of August 28, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII, L.P. (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated August 28, 2009 and incorporated by reference herein)
2.7	Amendment No. 2, dated as of August 31, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed September 1, 2009 and incorporated by reference herein)
2.8	Amendment No. 3, dated as of October 8, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed October 8, 2009 and incorporated by reference herein)
2.9	Amendment No. 4, dated as of October 16, 2009, to the Investment Agreement (as amended), dated as of August 14, 2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice, Fund VIII, L.P., including exhibits thereto (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K filed October 19, 2009 and incorporated by reference herein)
2.10	Lock-Up and Voting Agreement, dated as of August 31, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.2 to Form 8-K filed with the SEC on September 1, 2009)
2.11	Amendment No. 1 to Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.3 to Form 8-K filed with the SEC on October 8, 2009)
2.12	Lock-Up and Voting Agreement, dated as of October 8, 2009, by and among NCI Building Systems, Inc. and the signatories thereto (incorporated by reference to exhibit 2.2 to Form 8-K filed with the SEC on October 8, 2009)
2.13	Equity Purchase Agreement, dated as of May 2, 2012, by and among VSMA, Inc., Metl-Span LLC, NCI Group, Inc. and BlueScope Steel North America Corporation (filed as Exhibit 2.1 to NCI’s Current Report on Form 8-K dated May 8, 2012 and incorporated by reference herein)
3.1	Restated Certificate of Incorporation, as amended through September 30, 1998 (filed as Exhibit 3.1 to NCI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2002 and incorporated by reference herein).

II-7

Exhibit No.	Description
3.2	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 12, 2007 (filed as Exhibit 3.2 to NCI’s Quarter Report on Form 10-Q for the quarter ended April 29, 2007 and incorporated by reference herein).
3.3	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 4, 2010 (filed as Exhibit 4.3 to NCI’s registration statement on Form S-8 filed with the SEC on April 23, 2010 and incorporated by reference herein)
3.4	Third Amended and Restated By-Laws of NCI Building Systems, Inc., effective as of February 19, 2010 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated February 24, 2010 and incorporated by reference herein).
3.5	Amendment Agreement, dated as of May 8, 2012 (filed as Exhibit 4.1 to NCI’s Current Report on Form 8-K dated May 14, 2012 and incorporated by reference herein)
3.6	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock of the Company (filed as Annex B to Schedule 14C dated June 15, 2012 and incorporated by reference herein)
3.7	Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Company (filed as Exhibit 3.2 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
3.8	Certificate of Increase of Number of Shares of Series B Cumulative Convertible Participating Preferred Stock of the Company (filed as Exhibit 3.3 to NCI’s Current Report on Form 8-K dated October 26, 2009 and incorporated by reference herein)
4.1	Form of certificate representing shares of NCI’s common stock (filed as Exhibit 1 to NCI’s registration statement on Form 8-A filed with the SEC on July 20, 1998 and incorporated by reference herein).
5.1***	Opinion of Debevoise & Plimpton LLP as to the legality of the securities being registered.
23.1**	Consent of Ernst & Young, LLP.
23.2***	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
24.1***	Powers of Attorney (included on signature page).

____________

*	NCI Building Systems, Inc. will file by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.

*** Previously filed.

II-8